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                                                                    EXHIBIT 23.3


                   [INTERNATIONAL DATA CORPORATION LETTERHEAD]

CONSENT OF INTERNATIONAL DATA CORPORATION

We consent to the reference to our company under the captions ""Prospectus Summary" and "Business Industry," and to the use of the information extracted from our reports in conjunction therewith, in the registration statement on Form S-1 (Registration No. 333-92429) and the related prospectus of DigitalThink, Inc.

                                       International Data Corporation

                                       By: /s/ ALEXA MCCLOUGHAN
                                       ------------------------------

                                       Name: Alexa McCloughan
                                       Title: Senior Vice President